NS Engineering Department

Tim J. Drake

Vice President Engineering

NS Engineering Department's Role in Thoroughbred Transportation

Welcome, my name is Tim Drake; Vice President of Engineering.

It is definitely my pleasure to present the NS Engineering Department and their role in Thoroughbred transportation.

Safety is of the first importance

in the discharge of duty.

The safety of all employees using our

tracks, bridges and signal systems is

our responsibility.

As Mr. Manion has previously stated, the safety of all employees using our tracks, bridges and signal systems is the responsibility of the Engineering Department.  Safety comes first in everything we do.

3 Principles of Railroad
Engineering

Construct it Right

Maintain it Right

Inspect it Right

There are three basic principles that guide the Engineering Department.  Construct it right, maintain it right and inspect it right.

Construction

I.

New Construction

II.

Expansion and Improvement
Projects

III.

Infrastructure Projects

IV.

Freight Passenger Initiatives

V.

Public Private Partnerships

VI.

Roadway Reconstruction

The Norfolk Southern Design and Construction group handles all new construction from initial design to final product.  This group is extremely busy with the large number of projects they are working on.  The NS infrastructure team has the responsibility for a major budget aimed at improving network capacity and Debbie Butler will talk more about this in her remarks.

Clearing & Site Prep
& Installation of Erosion & Sediment Control

The following pictures provide a quick overview of the steps in a typical new track construction project.

These photos are from the recently completed five and a quarter mile Keystone Loadout project in western Pennsylvania.  Keep in mind that the actual construction is often easier than the permitting, land acquisition and red tape that have to be handled before any earth is moved.

The first step is clearing of the site and installation of erosion and sediment control...

Mass Excavation
& Installation of Drainage Structures

...then comes the rough grading, the mass excavation and the installation of drainage structures...

Roadbed Fine Grading
& Sub-ballast Placement

...once the roadbed and ditches are established and the sub grade is finished and the sub-ballast layer placed and compacted...

Finished Roadbed

...the prepared road bed is ready for track laying...

Track Construction

...and track construction gets underway...

Skeleton Track
Ready for
Ballast

Unloading
Ballast

...with skeleton track assembled, ballasts can be unloaded...

Complete – Ready for Service

...once the ballast is tamped and regulated and the rail is adjusted, the new track is ready for service...

Design and Construction is responsible for intermodal facility expansion and improvement projects, ….

…, coal marketing projects, automotive projects, as well as other freight-passenger initiatives.

Chicago's
Rail
Corridors
Central Corridor
Western Ave Corridor
Passenger Express Corridor
East-West Connector
Beltway Corridor

Freight Initiatives

The Chicago Region
Environmental And
Transportation Efficiency Project

(C.R.E.A.T.E.)

The C.R.E.A.T.E. project - The Chicago Region Environmental and Transportation Efficiency Project.

This $1.5 billion public/private partnership project will construct over 80 congestion reduction projects in the next decade.  Norfolk Southern's portion of this initiative is approximately $33 million.  Included are 6 major flyovers, 25 highway grade separations, and numerous interlocking reconfigurations and signal improvements.

NS began work in 2006 on the first of one of these improvement projects.  The $8.2 million reconfiguration of Brighton Park interlocking will increase train speeds through one of the nation's busiest rail interlockings for NS, CSXT, CN, METRA, and Amtrak.

HEARTLAND

As referenced previously by Mike McClellan, one of the largest and most exciting public/private partnership projects on NS at this time is the Heartland Project.  The Bridge and Building group is handling the work of improving clearances in 28 separate tunnels with 5.4 miles of excavation required.  Additional work will be performed at 11 bridges and 9 slide fences.

In addition to new construction, we also perform large reconstruction maintenance projects, such as replacing crossing diamonds (where 2 railroads cross).  For example this work in Birmingham, AL is a reconstruction activity where the existing track structure is completely removed and rebuilt from the subgrade up.  Line Maintenance handles this work.  Each crossing costs approximately $100,000.  Four were replaced at this location.  These new crossings have been in for three years, and because the job was done right they are still in excellent condition.

Master Retarder Installation

Another reconstruction job handled jointly by Communications and Signals (known as C&S) and Line Maintenance is the replacement of retarders (equipment used to regulate the speed of free rolling cars being classified into our classification yard).  A new master retarder costs in excess of $640,000.  All 5 prepared sections are welded together and carried into place.  The new master retarder is now set in place.

Master Retarder Installation

With the new master retarder in place, the first train will be run over it on the same day.  Note that this was an all day project that went into the night.  Quitting time for Engineering Department employees is when the track is back in service.

Turnout
Replacement

(483 Turnouts)

Maintenance of Way and Structures Department (MW&S) will install 483 new turnouts in conjunction with new construction and maintenance programs.  This reconstruction work normally takes about 4 to 6 hours of track time before restoring the track back to service.

Setting boxes

A part of the MW&S group, the Bridge and Building Department handles the reconstruction of bridges.  We are replacing timber bridges with new concrete bridges.  These new bridges are stronger and will not deteriorate as quickly as timber bridges.  There are approximately 850 timber bridges on Norfolk Southern.

EAST APPROACH MT. CARMEL, IL - BEFORE

A large timber to concrete project was performed at Mt. Carmel, IL., where the east approach trestle to the thru span was transformed...

MT. CARMEL FINISHED

into a modern concrete structure that will last for many years to come.

MCLEAN CONTRACTING SETTING SHELLPOT

SWING SPAN – WILMINGTON, DE

The B&B Department also handles some major projects such as the replacement of the Shellpot Swing span Bridge over the Christina River, Wilmington, DE.

Maintenance

I.

Signal and Communication
Systems

II.

Program Maintenance

III.

Line and Bridge Maintenance

IV.

Charlotte Roadway Facility

V.

Roadway Material Yard

Maintenance is never ending process for Communications and Signals, Program and Line Maintenance, along with the Charlotte Roadway Facility.

Signal System maintenance

Interlockings

Power Switches

Signal Structures

Crossing Signals

2,000

5,019

13,320

12,200

Communications and Signals is responsible for the design, construction and maintenance of all the signal and communications facilities on NS.  They must keep 2,000 interlockings functioning properly at all times, along with 5,019 power switches, 13,320 signal structures, and 12,200 road crossing signals.

Classification Yard Maintenance

Retarders

Process Control
Systems

109

They are also responsible for 2,256 equipment detectors, 109 retarders in 13 Classification Yards, as well as the complex process control systems that operate these yards.

Microwave & Data - Communication Engineering

Add to that all the communication systems on the railroad.  A failure in any of the signal or communication systems can lead to huge problems.

Install 318 miles of rail in 2007

Install 2.35 million ties in 2007

Surface 4,953 miles in 2007

Build 483 turnouts in 2007

Operates a material reclamation facility
at Roanoke, VA

Program Maintenance is responsible for laying 318 miles of rail, installing 2.35 million crossties and surfacing 4,953 miles of track along with many other responsibilities.

Dual Rail Gang

2.5 Miles per day

202.2 Miles in 07

Single Side Gang

0.5 Mile per day

116 Miles in 07

Rail is laid in two difference processes, either by a dual gang that lays both rails at the same time or by single side gangs that replace worn rail in curves.

2,902.7 T&S Miles
(includes Tie Replacement and
Surfacing)

2,345,237 Cross Ties

66,000 Switch Ties

13 Timber and Surfacing gangs replace deteriorated crossties and switch ties across the Norfolk Southern system.  The materials group based in Atlanta ensures that ties, spikes, and ballast arrive ahead of these gangs.

4 Surfacing Gangs

Surfacing work is performed behind the T&S gangs along with 4 Surfacing gangs.  This work brings the track into proper surface and alignment to eliminate any geometric defects and to provide a smooth, safe ride for trains.

T&S Gangs will surface 2,903 miles of track in 2007

Surfacing Gangs will surface 2,050 additional miles of track in 2007

The T&S gangs will surface approximately 2,900 miles of track this year, and the Surfacing gangs will surface 2,050 additional miles of track.

5,782 Crossings to rebuild in
2007 in conjunction with
Program work

In conjunction with our T&S and Surfacing programs, line maintenance will rebuild 5,782 crossings at grade this year.  We also work with local state DOTs to install premium crossings with assistance from the state in funding.

Experienced engineering employees know that the three highest priorities in track maintenance are drainage, drainage, and drainage.  We work every day with various types of equipment to keep water flowing freely away from our track and structures.

3 trucks

Rail is welded together using our 3 flash butt welding trucks designed and built at our Charlotte facility.  These trucks work with the dual rail gang and in maintenance service to produce a weld comparable to that made in the Atlanta Rail Welding plant.

We also use thermite welds to replace joints created by rail replacement.

Annually we make approximately 50,000 thermite welds at a cost of $318 per weld.

There are 62 NS thermite welding gangs and 20 contractor-supplied welding gangs.

Norfolk Southern will spend $12 million in rail grinding in 2007.  This process is used to enhance the life of the rail and provide a smooth running surface for trains.  We will grind approximately 13,200 pass miles this year.

We also clean our ballast to maintain proper drainage of the track structure.

We use our equipment and contractors to clean approximately 1,900 miles of railroad each year at a net cost of $2.2 million.

Undercutting track is necessary when the ballast is too muddy for correction by the ballast cleaner.  In this process, all ballast is removed and replaced with clean ballast.

4 Yard Cleaners

We also clean our yard tracks with four specially-designed yard cleaners to provide safe walking conditions and sound work environments.

Replace outdated lubricators with state of the art solar powered systems

Norfolk Southern will spend $2 million in 2007 to improve our right of way rail lubricators.  Rail lubrication enhances the life of the rail and helps trains traverse curves with less stress and less wheel wear.

Provide unobstructed view of signals and signs at Highway crossings

$18 million will be spent on keeping the right of way and crossings clear of excessive vegetation which is a very important job.  We are currently transitioning from manual brush cutting to chemical control of vegetation.

Cub Creek, WV

The Bridge and Building group has the responsibility of maintaining the bridges and other drainage structures on the system.

21,485 Bridge

Ties in 2007

When working on bridges, safety must be first along with "no fear of heights."  We will replace 21,485 bridge ties in 2007.

OTHER WORK

Working on Pier 6 C Belt Walkway

Engineering also has the responsibility for maintaining the Norfolk Coal Docks and other facilities such as the Wheelersburg Coal Terminal.

To support our program maintenance, we have a rail welding facility where 80' rail lengths are received in Atlanta and welded into strands 1,440 feet long.

12 Rail Trains

This rail is placed on 12 specially-designed rail trains for shipping and unloading in the field.  Once this rail is unloaded, empty trains are used to load up released rail which is shipped back to Atlanta, graded re-welded, and reused on lighter tonnage lines or in yards.

Rebuild and Repair

Charlotte Roadway Facility

Before

After

At the Charlotte Roadway Facility new machines and parts are designed and built far superior to anything else on the market.  Other machines are purchased in scrap condition and rebuilt and upgraded to better than new condition to realize savings over the cost of a new machine.

Field Support

Charlotte Roadway Shop

Road mechanics are placed across the system and assigned to each major maintenance gang to ensure all 3,000 pieces of roadway equipment on our system operate at peak efficiency.

The Roadway Material Yard constructs and ships turnouts, track panels, switch point derails and other track components to the field along with reclaiming that track material which is returned.

Inspection

I.

Normal -Track, Bridge and
Structure Inspection

II.

Emergency Inspection

One of the most important responsibilities of the Engineering Department is proper inspection.  There are normal planned inspections and there are special inspections required when it is too hot or too cold, raining, snowing, a fire, a train uncoupling, a train in emergency, security threats, vandalism, crossing accidents, or just about anything else you can think of.

With 30,500 miles of railroad to look at, what you see here looks like a hy-rail pickup truck, but in fact is the office of a front line Engineering supervisor.  The supervisors will put about 50,000 miles a year on a vehicle while covering a territory about 120 miles long.  Because we maintain a good railroad, most inspections we make do not find anything wrong...

But sometimes we find a few problems, such as this washout near Ft. Valley, GA.

And, it is far better for us to find the problem than for a train to find it.

14,000

There are 14,000 switches in our system that are high maintenance and require walking inspection monthly.

BRIDGE INSPECTION

All of our bridge structures are inspected annually to determine future bridge repair or replacement programs.

INSPECTING PORTAGE, NY BRIDGE

Not all bridge inspections can be made using equipment but sometimes these inspections must be made on foot.

In addition to structural problems, drift accumulation can create enough pressure to knock down a bridge pier, or dam enough water to create flooding.

13 Test Vehicles

Norfolk Southern spends nearly $6 million dollars a year testing approximately 38,000 miles of track in conjunction with corporate and federal guidelines to prevent premature failures in our rail.

Last year, these 13 rail test vehicles found 10,245 defective rails.  In addition, we had another 2,057 service failures (rails that broke under traffic).  Every defective rail has the potential for causing a derailment.

NS has two state of the art Geometry cars, operated by the Research and Test Department, that check the track for geometry defects and rail wear under load.  These measurements are used to assist in scheduling future maintenance and rail replacement.

No matter how good we are, there are still things that go wrong and we have to be able to handle anything that comes at us.

Floods are a major event of mother nature that are difficult to guard against; however, we have to be ready to recover quickly when the track is washed out.

Sometimes the damage from flood waters doesn’t look as bad until the water recedes.

Sometimes the water doesn't cause a flood, but it triggers mudslides such as this one near Pittsburgh, PA where about 300,000 cubic yards of a million cubic yard fill covered all 3 mainlines.

And sometimes rock that appears to be solid without warning suddenly lets go and buries the track.

Snow is not a real popular form of precipitation among the Engineering Department...

It causes the same type of problem as a slide, except it is cold, wet and sometimes the wind keeps burying the track as fast as you can clear it.

HURRICANES

Hurricanes can be one of the most devastating natural events we have to deal with.  They can be extremely powerful, cover wide areas and cause tremendous damage.

And sometimes, as in the case of Hurricane Katrina, you have to bring in the heavy equipment for an all out effort to retrieve the track from the bottom of the lake to restore it back to service.

Recent
Innovations

We are constantly looking for ways to improve and here are a few things we are doing.

First Steel Reinforced Plastic Bridge Tie Deck.

This is a picture of the first steel reinforced plastic bridges ties installed in American railroading on a bridge near Leeds, Alabama.  These ties were installed in 2005 and an additional 1000 ties will be installed in 2007.  The life of wood ties in the southeast are 12-15 years, where the expected life of these ties is over 50 years.

New Procedure

Borate treated ties for Southern part of
Railroad to reduce rot in hardwoods.

One of the reasons for using plastic bridge ties in the South is that ties rot from the inside long before they wear out.  We are combating tie rot by treating ties with Borate.  Borate will easily defuse throughout hardwood ties while creosote will barely penetrate the surface.  Borate will add up to 10 years of life to the ties.  We will used 350,000 Borate-treated ties in 2007.  This treatments costs an extra $5.37 per tie.

Concrete

Plastic

Steel

Test New Materials

Concrete, Steel, and Plastic

We try everyday to find ways to improve our work processes.  Different types of track material and track fasteners along with concrete, steel or plastic crossties are being testing in the track at various locations throughout the system.

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Video

Valuation Maps

Track Charts

Aerial Photos

DMI - Digital Mapping Index - The Gateway

DIGITAL MAPPING is now being provided by the Design and Construction group.  This system provides easy access to valuation maps, track charts, track video (from the Geometry cars), and aerial photos via a user-friendly, geographically correct map of the NS system.  We are also adding electronic recordkeeping to many of our inspection processes.

The Norfolk Southern Engineering Department takes great pride in being the best Engineering Department in the industry.  We have the record, the track and the people to prove it, and we clearly understand we have to re-qualify everyday.